UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

MARKFORGED HOLDING CORPORATION

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This filing is made on behalf of both Markforged Holding Corporation and Nano Dimension Ltd. with respect to the following article published by TCT Magazine on October 1, 2024:

Explained: What Nano Dimension’s acquisition of Markforged means for the AM industry

“Our investment in Stratasys was a strategic investment. The rest is up to your imagination.”

BY SAM DAVIES

1 OCTOBER 2024

12:57

When Nano Dimension agreed to acquire Desktop Metal in July, the company made no attempt to conceal that there would be more takeovers to come.

But not many could have predicted its very next move would be to acquire a company of similar stature and do so before the Desktop Metal deal had even closed.

Last week, Nano Dimension announced a 115 million USD deal was in place to purchase the outstanding shares of Markforged, with the acquisition expected to close in Q1 2025 subject to certain closing conditions and the approval of Markforged shareholders.

Earlier this week, TCT spoke to Nano Dimension CEO Yoav Stern and Markforged CEO Shai Terem to understand why this deal came about, how it will impact the integration of Desktop Metal, and the impact both acquisitions may have on the rest of the additive manufacturing market.

Why does the deal make sense for the two companies?

As Nano Dimension has been plotting its ascent to the apex of additive manufacturing, it has been waiting for the right time to action some of its biggest moves. Its acquisition of around 15% of the shares in Stratasys came when the company’s stock was on the rise, and while it was unsuccessful in its subsequent takeover attempt, the deals struck with Desktop Metal and Markforged have both come when the subjects have been in a time of need.

Markforged may have affected its stock value with a reverse stock split recently, but it has received a couple of NYSE noncompliance notices in the last 18 months, with its share value trending downwards. The announcement of the Nano acquisition was also made in the same week it agreed to pay out 25 million USD to Continuous Composites, making a dent in the company’s cash reserves.

It led to Nano Dimension agreeing a deal to acquire Markforged at 115 million USD—what many would consider to be a snip. While the financials were attractive to Nano Dimension, so too was the product portfolio. Markforged has made its name in the development of composite and metal additive manufacturing equipment, starting at benchtop sizes and expanding more recently into form factors better suited to the factory floor.

Stern told TCT: “The beauty of this merger and the beauty of Markforged and their set of technologies is they’re not overlapping with our technology. The synergies are in the applications for similar companies.”

But what about Desktop Metal’s binder jet offering? Doesn’t that overlap with the Digital Metal business Markforged acquired in 2022?

According to Stern and Terem, not really. When Stern noted that what Markforged has to offer does not overlap with what Nano Dimension supplies to market, he did so with Desktop Metal’s portfolio in mind. He claims that the three companies ‘don’t see each other in the market,’ with Terem pointing out that Markforged’s binder jet offering has been designed to meet different needs to Desktop Metal’s.

“Our solution is [targeting] higher end applications and, as such, is more expensive and doesn’t fit the low-end applications which the Desktop Metal solution fits,” Terem said. “We don’t really compete with one another.”

Though Stern and Terem see the binder jet solutions of Desktop Metal and Markforged as different solutions to different problems, they do anticipate that R&D synergies are possible once both companies are integrated into Nano Dimension.

Stern said: “We’re going to work it out. We’ll probably find out that naturally, they have different applications because of certain specifics of each machine and what they can do – and each material and what they can do – and if not, we will adjust the R&D. You can do binder jet in many different shapes and forms that will fit different applications. We’re going to expand our binder jet offering with the combined capabilities of the machines.”

How will Nano Dimension integrate both companies at the same time?

The work to combine the brains and IP of Markforged and Desktop Metal can only get going once both deals have been ratified and approved. Desktop Metal shareholders have until 11:59pm ET to have their say on the proposed Nano Dimension takeover, while the Markforged transaction will more likely be completed in early 2025.

Assuming both deals are completed without a hiccup, Nano Dimension will then be tasked with folding in two leading additive manufacturing companies, both with hundreds of staff, several product lines, and a range of facilities around the world. At the same time.

Stern concedes that the integration will be very challenging, but suggests the leadership of all three entities are on the same page as to the future of the combined company.

“The top management of the three companies are friends,” he said. “We share similar cultures, we have known each other for a long time, we speak the same language, we have no ego issues. We all decided and we agree how to manage the head office together. But that now has to trickle down to three companies and the three companies have operations in Switzerland, England, German, Holland, the United State, Israel, [and Sweden]. Good luck to all of us. But we’re going to do it. We’re going to make it happen.”

Does Nano Dimension still fancy adding Stratasys to this combined company?

Nano Dimension’s pursuit of a Stratasys takeover last year bordered on farcical, with multiple attempts knocked back by the Stratasys board as the company tried to merge with Desktop Metal. This year, Nano Dimension has seemed to settle for being the largest single shareholder of Stratasys with around 15% of the company’s shares, pursuing instead two other leading AM companies.

In an investors call last week, Stern suggested Nano Dimension is now ‘talking to Stratasys from a very different angle,’ more focused on ‘strategic co-operation.’

When asked by TCT whether he could elaborate on what that co-operation involves, Stern said: “Our investment in Stratasys was a strategic investment in the first place. Nano Dimension will own 15% of the first or second biggest company in the industry. Think about what that means, and the rest is up to your imagination.”

What impact will Nano Dimension’s latest acquisitions have on the additive manufacturing market?

In combining Nano Dimension, Desktop Metal and Markforged, the acquiring company is hoping to set the tone in the additive manufacturing industry and lead by example.

Stern has long championed the need for the consolidation in the additive manufacturing sector, and sees the combined entity as one that will ensure ‘profitability is a component of the concept’ of the business. It will be dominant, he says, ‘by the fact it will both be large enough on the top line and profitable, which doesn’t happen, didn’t happen and is not happening in this industry.’

He continued: “The reason it’s not happening, we believe, is because there are too many suppliers of machines and materials. There are 350 suppliers. They don’t make money and there are a lot of users that do make money. This doesn’t work. It doesn’t make sense.”

What Stern wants to see is the AM industry’s number of suppliers contract in much the same way as the PC software sector in the early 2000s and the airline industry in the 1990s. These industries, he says, were full of companies with good products and services, but they congregated around a select few leading players in order to make money. “You can’t get to the right margins when the industry is combined from 340 VC-backed startups that are selling machines with no thought about profits and gross margins,” he added.

With profit and gross margin in mind, Nano Dimension is currently embarking on a strategy that is filling gaps in its portfolio, ensuring it will be able to provide solutions to the key vertical markets (aviation, space, defence, automotive, healthcare, R&D). By integrating solutions from Desktop Metal and Markforged, Nano is confident it will place itself among the leading brands in whatever the future of the AM industry looks like.

Terem offered: “Different problems require different solutions; different solutions mean different technologies. There’s not one technology in additive that can fit everything. When you have variety or the right solutions to a customer base, you can get faster into this profitability mode.”

Those at the forefront of this business combination expect the trend of mergers and acquisitions within the AM space to continue. Attempts to consolidate the industry – 3D Systems attempts to merger with Stratasys in 2023, for example – have been made by others before, and Stern expects the closing of these deals to prompt fellow AM companies to find their most suitable partners to merge with.

“People will try to consolidate,” he said. “People have to give up their egos of running their own show, thinking they can change the world by themselves, and they will combine companies. It’s good for all of us. My prognosis, part from my estimation and part from my knowledge, is this will happen.”

Terem added: “Scale is critical as a path to profitability and profitability is a critical path to sustainability. If you don’t do that, most companies won’t survive. As such, I think consolidation into scale is critical. It’s like a chess game and, in my view, betting on innovation and technology with the right balance sheet is the winning strategy.”

Where will the combined company focus its efforts?

Nano Dimension won’t be Nano Dimension for too much longer, if suggestions of a rebrand made by Stern last week hold true. But the vision for the combined entity is already being sketched out.

The products being brought in by the acquisitions of Desktop Metal and Markforged will find their place in the Nano portfolio, while resources will be pooled to enhance the existing offering and enable future innovations. They hope it will become one of the few AM companies with consistent profits.

But there’s more on the minds of Stern, Terem and Desktop Metal CEO Ric Fulop. As the architects of this new entity, they have already revealed their intention of becoming a ‘materials-oriented’ organisation – the idea being that the sale of consumables is a good way of generating recurring revenue for the business – but their thinking goes beyond the usability of machines and development of materials.

It relates to software standardisation, developing through ‘coopetition’ with other industry leaders a standard user interface at the front end for users to action the printing of parts. Markforged has made some progress independently, building out the Digital Source platform for the control of additive part production as part of its Digital Forge efforts, with the combined company set to take it on further.

Stern suggests instilling a standard approach into the industry can’t be done when you’re small, so combining with the likes of Markforged has been a necessary step to achieving the company’s vision.

Stern said: “I want to be able to have a customer using AutoCAD, designing a three-dimensional product and sending it to a printer, and somewhere on the clou there will be a sort out for what kind of printer and material should be used, and the design for manufacturing will be done based on a rule-base that is fitting that machine. And bang, it is printed on a machine – either close to the customer or not close to the customer. That is the vision.”

Additional Information and Where to Find It

In connection with the proposed transaction between Markforged Holding Corporation (“Markforged”) and Nano Dimension Ltd. (“Nano”), Markforged intends to file a proxy statement on Schedule 14A (the “proxy statement”) relating to a special meeting of its stockholders with the Securities and Exchange Commission (“SEC”). Markforged may also file other relevant documents with the SEC in connection with the proposed transaction. This document is not a substitute for the proxy statement or any other document that Markforged may file with the SEC. The definitive proxy statement (if and when available) will be mailed to stockholders of Markforged. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement (if and when available) and other filings containing important information about Markforged and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Markforged will be available free of charge on Markforged’s website at https://investors.markforged.com/sec-filings.

Participants in the Solicitation

Markforged, Nano and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Markforged is set forth in Markforged’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2024. Information about the directors and executive officers of Nano is set forth in Nano’s Annual Report on Form 20-F, which was filed with the SEC on March 21, 2024. Markforged stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Markforged directors and executive officers in the transaction, which may be different than those of Markforged’s stockholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Forward-Looking Statements

Any statements in this message about Markforged’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to the proposed transaction between Markforged and Nano, the benefits sought to be achieved through the transaction, the anticipated timing of the transaction, the potential effects of the transaction, the possibility of any termination of the merger agreement, the ability of Markforged and Nano to complete the transactions contemplated by the merger agreement, including the parties ability to satisfy the conditions to the consummation of the merger contemplated thereby and the other conditions set forth in the merger agreement, Markforged’s business and expectations regarding outlook and all underlying assumptions, Nano’s and Markforged’s objectives, plans and strategies, operating trends in markets where Markforged operates, projections of results of operations or of financial condition and all other statements other than statements of historical fact that address activities, events or developments that Markforged intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words “outlook,” “guidance,” “expects,” “believes,” “anticipates,” “should,” “estimates,” “may,” “will,” “intends,” “projects,” “could,” “would,” “estimate,” “potential,” “continue,” “plan,” “target,” or the negative of these words or similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause Markforged’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may cause Markforged’s or Nano’s actual results or performance to be materially different from those expressed or implied in the forward-looking statements include, but are not limited to: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (ii) the effect of the announcement of the proposed transaction on the ability of Markforged to operate its business and retain and hire key personnel and to maintain favorable business relationships; (iii) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (v) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including the receipt of required regulatory approvals and the requisite approval of Markforged stockholders; (vi) the response of competitors, suppliers and customers to the proposed transaction; (vii) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (viii) significant costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) restrictions during the pendency of the proposed transaction that may impact Markforged’s ability to pursue certain business opportunities; and (xi) other risks, uncertainties and factors discussed and described in reports filed with the SEC by Markforged and Nano from time to time, including those under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K, 10-Q or 20-F, as applicable, and subsequent filings with the SEC.

The forward-looking statements included in this communication are made only as of the date hereof. Markforged undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.